EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-102915, 333-85840 and 333-59342 of Neoforma, Inc. on Form S-8 of our report dated February 13, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, “ Goodwill and Other Intangible Assets”), appearing in the Annual Report on Form 10-K of Neoforma, Inc. for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

March 28, 2003